Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

National General Holdings Corp.

New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 23, 2017, except for Note 3 for which it is February 26, 2018 relating to the consolidated financial statements and schedules of National General Holdings Corp., appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

New York, New York

May 7, 2018